Exhibit 2.4

DESCRIPTION OF SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934
As of December 31, 2021, CNH Industrial N.V. had the following series of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

Title of Each Class	Trading Symbol (s)	Name of Each Exchange on which Registered
Common Shares, par value €0.01	CNHI	New York Stock Exchange
4.50% Notes due 2023	CNHI23	New York Stock Exchange
3.850% Notes due 2027	CNHI27	New York Stock Exchange
COMMON SHARES
The following description is a summary of material information relating to the common shares of CNH Industrial N.V. (“CNH Industrial” or the “Company” ), including summaries of certain provisions of CNH Industrial’s articles of association (the “CNH Industrial Articles of Association”), the terms and conditions in respect of the CNH Industrial special voting shares (the “Terms and Conditions”) and the applicable Dutch law provisions in effect at the date of CNH Industrial’s annual report on Form 20-F for the year ended December 31, 2021. The summaries of the CNH Industrial Articles of Association and the Terms and Conditions as set forth herein are qualified in their entirety by reference to the full text of the CNH Industrial Articles of Association and of the Terms and Conditions.
General
As of December 31, 2021, there were 1,356,077,000 common shares outstanding, par value €0.01 per share, and 371,218,250 special voting shares outstanding, par value €0.01 per share. In the United States, our common shares are listed and traded on the NYSE (trading symbol “CNHI”). Our common shares are also listed and traded on the Euronext Milan (trading symbol “CNHI”).
CNH Industrial common shares and special voting shares have been created under the laws of the Netherlands.
If a shareholder holds common shares directly in his or her own name in the United States, such shares are held in registered form in an account at Computershare Trust Company, N.A., our transfer agent. Beneficial interests in CNH Industrial common shares that are traded on the NYSE are held through the book-entry system provided by The Depository Trust Company (“DTC”) and are registered in CNH Industrial’s register of shareholders in the name of Cede & Co., as DTC’s nominee. Beneficial interests in the CNH Industrial common shares traded on the Euronext Milan, previously named the Mercato Telematico Azionario, a regulated market operated by Borsa Italiana S.p.A. in Milan, Italy (Euronext Milan) are held through Monte Titoli S.p.A., the Italian central clearing and settlement system, as a participant in DTC.
Special voting shares are registered shares represented by an entry in the shareholders’ register of CNH Industrial. No share certificates have been issued with respect to the special voting shares.
Transfer of Shares
In accordance with the provisions of Dutch law, pursuant to Article 11 of the CNH industrial Articles of Association, the transfer of shares or of a restricted right thereto requires a deed of transfer intended for that purpose and, save when CNH Industrial is a party to the transaction, written acknowledgment by CNH Industrial of the transfer.
Common shares that have been entered into the DTC book-entry system will be registered in the name of Cede & Co., as nominee for DTC and transfers of beneficial ownership of shares held through DTC will be effected by

Exhibit 2.4
electronic transfer made by DTC participants. Article 11 of the CNH Industrial Articles of Association does not apply to the trading of such CNH Industrial common shares on a regulated market or the equivalent thereof.
Transfers of shares held outside of the Regular Trading Systems and not represented by certificates are effected by a deed intended for that purpose (including a stock transfer instrument) and, save where CNH Industrial is a party to the deed, require written acknowledgement by CNH Industrial. Transfer of common shares for which registered certificates have been issued is effected by presenting and surrendering the certificates to the transfer agent. A valid transfer requires the registered certificates to be properly endorsed for transfer as provided for in the certificates and accompanied by proper instruments of transfer and stock transfer tax stamps for, or funds to pay, any applicable stock transfer taxes. CNH Industrial may acknowledge the transfer by making an annotation on such certificate as proof of the acknowledgement or by replacing the surrendered certificate by a new share certificate registered in the name of the transferee.
CNH Industrial common shares are freely transferable. Special voting shares are generally not transferable.
Loyalty Voting Structure
Subject to meeting certain conditions, CNH Industrial shareholders may at any time elect to participate in the loyalty voting program by requesting that CNH Industrial register all or some of their CNH Industrial common shares in the Loyalty Register. If these CNH Industrial common shares have been registered in the Loyalty Register (and thus blocked from trading in the regular trading system) for an uninterrupted period of three years in the name of the same shareholder, such shares become eligible to receive special voting shares to be held with associated common shares (the “Qualifying Common Shares”) and the relevant shareholder will be entitled to hold one special voting share for each such Qualifying Common Share the shareholder continues to hold. If at any time such CNH Industrial common shares are de-registered from the Loyalty Register for whatever reason, the relevant shareholder shall lose his, her or its entitlement to hold a corresponding number of special voting shares.
A holder of Qualifying Common Shares may at any time request the de-registration of some or all such shares from the Loyalty Register, which will allow such shareholder to freely trade its CNH Industrial common shares. From the moment of such request, the holder of Qualifying Common Shares shall be considered to have waived his/her/its rights to cast any votes associated with the loyalty voting shares corresponding to its previously Qualifying Common Shares. Upon the de-registration from the Loyalty Register, the relevant common shares will therefore cease to be Qualifying Common Shares. Any de-registration request would automatically trigger a mandatory transfer requirement pursuant to which the special voting shares will be surrendered to CNH Industrial for no consideration.
Special voting shares are not admitted to listing and are transferable only in very limited circumstances and only along with the common shares to which they are associated. Any transfer of common shares that are registered on the Loyalty Register will trigger the de-registration of such common shares from that register and any associated special voting shares will automatically be surrendered to CNH Industrial for no consideration.
The purpose of the loyalty voting program is to grant long-term CNH Industrial shareholders an extra voting right (as qualifying shareholders are entitled to exercise an additional vote through the common share and the associated special voting share held). However, under Dutch law, the special voting shares cannot be excluded from economic entitlements. As a result, in accordance with our Articles of Association, holders of special voting shares are entitled to a minimum dividend, which is allocated to a separate special dividend reserve (the “Special Dividend Reserve”). The distribution of dividends from the Special Dividend Reserve can only be approved by the general meeting of the holders of special voting shares upon proposal of the Board of Directors. The power to vote upon the distribution from the Special Dividend Reserve is the only power that is granted to that meeting, which can only be convened by the Board of Directors as it deems necessary. No distribution has been made from this reserve. The special voting shares do not have any other economic entitlement.
Section 10 of the special voting share terms and conditions includes liquidated damages provisions intended to discourage any attempt by participants in the loyalty voting program to violate the terms thereof. These liquidated damages provisions may be enforced by CNH Industrial by means of a legal action brought by the Company in the courts of the Netherlands. In particular, a violation of the provisions of the above-mentioned terms and conditions concerning the transfer of special voting shares may lead to the imposition of liquidated damages.

Exhibit 2.4
Pursuant to Section 12 of the special voting share terms and conditions, any amendment to the terms and conditions (other than merely technical, non-material amendments) may only be made with the approval of the general meeting of shareholders of CNH Industrial.
Exchange Controls
There are no governmental laws, decrees, regulations or other legislation in the Netherlands that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our common shares. There are no special restrictions in our Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote our common shares.
Payment of Dividends
The Company may make distributions to the shareholders and other persons entitled to the distributable profits only to the extent that its shareholders’ equity exceeds the sum of the paid-up portion of the share capital and the reserves that must be maintained in accordance with Dutch law. No distribution of profits may be made to the Company itself for shares that the Company holds in its own share capital.
The Company may only make a distribution of dividends to the shareholders after the adoption of its statutory annual accounts demonstrating that such distribution is legally permitted. The Board of Directors may determine that dividends or interim dividends shall be paid, in whole or in part, from the Company’s share premium reserve or from any other reserve, provided that payments from reserves may only be made to the shareholders that are entitled to the relevant reserve upon the dissolution of the Company and provided further that the policy of the Company on additions to reserves and dividends is duly observed.
The Company maintains a Special Dividend Reserve for the special voting shares for the purpose of the allocation of the mandatory minimal profits that accrue to the special voting shares. The special voting shares do not carry any entitlement to any other reserve. Any distribution out of the Special Dividend Reserve or the partial or full release of such reserve requires a prior proposal from the Board of Directors and a subsequent resolution of the general meeting of holders of special voting shares.
Insofar as the profits have not been distributed or allocated to the reserves, they may be subject to approval at the general meeting to be distributed as dividends on the Company common shares only. The general meeting of shareholders may resolve, on the proposal of the Board of Directors, to declare and distribute dividends in U.S. dollars. The Board of Directors may decide, subject to the approval of the general meeting of shareholders and the Board of Directors having been designated as the body competent to pass a resolution for the issuance of shares, that a distribution shall, wholly or partially, be made in the form of shares.
The right to dividends and distributions will lapse if the dividends or distributions are not claimed within five years following the day after the date on which they were first made available.
Other than as described above, our Articles of Association do not include any redemption provisions or provide for any sinking or similar fund.
Voting Rights
Each common share and each associated special voting share of the Company confers the right on the holder to cast one vote at a general meeting. Resolutions are passed by a simple majority of the votes cast, unless Dutch law or the Articles of Association prescribes a larger majority. Under Dutch law and/or the Articles of Association, the following matters require at least two-thirds of the votes cast at a meeting if less than one-half of the issued share capital is present or represented:
•a resolution to reduce the issued share capital;
•a resolution to amend the Articles of Association;
•a resolution to limit or exclude rights of pre-emption;

Exhibit 2.4
•a resolution to authorize the Board of Directors to limit or exclude rights of pre-emption;
•a resolution to enter into a legal merger or a legal demerger; or
•a resolution to dissolve the Company.
Shareholders’ Votes on Certain Transactions
Any important change in the identity or character of the Company must be approved by shareholders, including (i) the transfer to a third party of the business of the Company or practically the entire business of the Company; (ii) the entry into or breaking off of any long-term cooperation of the Company or a subsidiary with another legal entity or company or as a fully liable partner of a general partnership or limited partnership, where such entry into or breaking off is of far-reaching importance to the Company; and (iii) the acquisition or disposal by the Company or a subsidiary of an interest in the capital of a company with a value of at least one-third of the Company’s assets according to the consolidated balance sheet with explanatory notes included in the last adopted annual accounts of the Company.
Dissolution and Liquidation
If the Company were to be dissolved and liquidated, after all the debts of the Company have been paid, any remaining balances would be distributed in the following order of priority: (i) first, to satisfy the aggregate balance of share premium reserves and other reserves than the Special Dividend Reserve to the holders of CNH Industrial common shares in proportion to the number of common shares held by each of them; (ii) second, an amount equal to the aggregate amount of the nominal value of the CNH Industrial common shares to the holders thereof in proportion to the number of common shares held by each of them; (iii) third, an amount equal to the aggregate amount of the Special Dividend Reserve to the holders of special voting shares in proportion to the number of special voting shares held by each of them; and (iv) fourth, the aggregate amount of the nominal value of the special voting shares to the holders thereof in proportion to the number of special voting shares held by each of them. No liquidation payments will be made on shares that we hold in treasury.
Liability on Further Capital Calls
All of the outstanding Company common shares are fully paid and non-assessable.
Discriminating Provisions
There are no provisions in the Articles of Association that discriminate against a shareholder because of its ownership of a substantial number of shares.
Rights of Pre-emption
Under Dutch law and our Articles of Association, each shareholder has a right of pre-emption in proportion to the aggregate nominal value of its shareholding upon issuance of new Company common shares (or granting of rights to subscribe for shares) unless a general meeting of shareholders, or its designee, limits or eliminates this right. Our shareholders have no pre-emption right with respect to (i) shares issued for consideration other than cash, (ii) shares issued to our employees and (iii) to persons exercising a previously granted right to subscribe for Company common shares.
If a general meeting of shareholders delegates its authority to the Board of Directors for this purpose, then the Board of Directors will have the power to limit or exclude the pre-emption rights of shareholders. In the absence of this delegation, the general meeting of shareholders will have the power to limit or exclude these rights. Such a proposal requires the approval of at least two-thirds of the votes cast by shareholders at a general meeting if less than one-half of the issued share capital is represented at the meeting. Designations of authority to the Board of Directors may remain in effect for up to five years and may be renewed for additional periods of up to five years. For a period of five years from April 13, 2018, the Board of Directors has been designated by the shareholders as the authorized body to limit or exclude the rights of pre-emption of shareholders in connection with the authority of the Board of

Exhibit 2.4
Directors to issue common shares and grant rights to subscribe for common shares. In the event of an issuance of special voting shares, shareholders shall not have any right of pre-emption.
Variation of Rights
The rights of shareholders may be changed only by amending the CNH Industrial Articles of Association in compliance with Dutch law.
Disclosure of Holdings under Dutch Law
Dutch law requires that any person who, directly or indirectly, acquires or disposes of a capital interest and/or voting rights in CNH Industrial must immediately give written notice to the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) of such acquisition or disposal by means of a standard form if, as a result of such acquisition or disposal, the percentage of capital interest and/or voting rights held by such person reaches, exceeds or falls below the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%. Notification by such person must be completed (1) without delay after the acquisition or disposal in circumstances where a person has either acquired or disposed of shares thereby affecting its percentage of ownership and/or voting rights or (2) ultimately on the fourth trading day after the AFM has published in its public register the Company’s notification (as described below) of changes to its total share capital or voting rights in circumstances where the percentage reached, exceeded or fell below the threshold in a passive manner.
For the purpose of calculating the percentage of capital interest or voting rights, the following interests must be taken into account: (i) shares and/or voting rights directly held (or acquired or disposed of) by any person, (ii) shares and/or voting rights held (or acquired or disposed of) by such person’s controlled undertakings or by a third party for such person’s account, (iii) voting rights held (or acquired or disposed of) by a third party with whom such person has concluded an oral or written voting agreement, (iv) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights in consideration for a payment, (v) shares which such person, or any controlled undertaking or third party referred to above, may acquire pursuant to any option or other right to acquire shares, (vi) shares which determine the value of certain cash settled financial instruments such as contracts for difference and total return swaps; (vii) shares that must be acquired upon exercise of a put option by a counterparty; and (viii) shares which are the subject of another contract creating an economic position similar to a direct or indirect holding in those Shares.
Special voting shares shall be added to the Company common shares for the purposes of the above thresholds.
Controlled undertakings (within the meaning of the Dutch Financial Supervision Act) do not themselves have notification obligations under the Dutch Financial Supervision Act as their direct and indirect interests are attributed to their (ultimate) parent. If a person who has a 3% or larger interest in the Company’s share capital or voting rights ceases to be a controlled undertaking it must immediately notify the AFM and all notification obligations under the Dutch Financial Supervision Act will become applicable to such former controlled undertaking.
Special rules apply to the attribution of shares and/or voting rights that are part of the property of a partnership or other form of joint ownership. A holder of a pledge or right of usufruct in respect of shares can also be subject to notification obligations, if such person has, or can acquire, the right to vote on the shares. The acquisition of (conditional) voting rights by a pledgee or beneficial owner may also trigger notification obligations as if the pledgee or beneficial owner were the legal holder of the shares and/or voting rights.
Furthermore, when calculating the percentage of capital interest, a person is also considered to be in possession of shares if (i) such person holds a financial instrument the value of which is (in part) determined by the value of the shares or any distributions associated therewith and which does not entitle such person to acquire any shares, (ii) such person may be obliged to purchase shares on the basis of an option, or (iii) such person has concluded another contract whereby such person acquires an economic interest comparable to that of holding a share.
The Company is required to notify the AFM promptly of any change of 1% or more in its issued and outstanding share capital or voting rights since a previous notification. Other changes in the Company’s issued and outstanding share capital or voting rights must be notified to the AFM within eight days after the end of the quarter in which the change occurred.

Exhibit 2.4
Each member of the Board of Directors must notify the AFM of each change in the number of shares he/she holds and of each change in the number of votes he/she is entitled to cast in respect of the Company’s issued and outstanding share capital, immediately after the relevant change.
The AFM does not issue separate public announcements of the notifications. The AFM does, however keep a public register of all notifications made pursuant to these disclosure obligations and publishes any notification received on its website (www.afm.nl).
Market Abuse Regulation (MAR)
The regulatory framework on market abuse is laid down in the Market Abuse Directive (2014/57/EU) as implemented in Dutch law and the Market Abuse Regulation (No. 596/2014, the “MAR”) which is directly applicable in the Netherlands.
Pursuant to the MAR, no natural or legal person is permitted to: (a) engage or attempt to engage in insider dealing in financial instruments listed on a regulated market or for which a listing has been requested, such as the shares, (b) recommend that another person engages in insider dealing or induce another person to engage in insider dealing or (c) unlawfully disclose inside information relating to the shares or the Company. Furthermore, no person may engage in or attempt to engage in market manipulation.
“Inside Information” is any information of a precise nature relating (directly or indirectly) to the Company, or to the shares in the Company or other financial instruments, which information has not been made public and which, if it were made public, would be likely to have an effect on the price of the shares or the other financial instruments or on the price of related derivative financial instruments (i.e. information a reasonable investor would be likely to use as part of the basis of his or her investment decision). An intermediate step in a protracted process can also deemed to be inside information.
Furthermore, in the field of prevention of insider dealing, MAR reiterates the notification regime in place for managers’ transactions involving issuer’s securities. Under the MAR, a person discharging managerial responsibilities (“PDMR”) and persons closely associated with them must notify the issuers and the national competent authority of every transaction conducted on their own account relating to the shares or debt instruments of that issuer, or to derivatives or other financial instruments linked to those shares or debt instruments. Such notifications pursuant to the MAR described must be made to the AFM and the Company no later than the third business day following the relevant transaction date.
Disclosure of Inside Information
Inside Information, as defined under MAR, is crucial for CNH Industrial since EU rules set forth a clear obligation upon the issuers to make any Inside Information public as soon as possible and in a manner that enables fast access and complete, correct and timely assessment of the information.
The above disclosure requirement shall be complied with through the publication of a press release in accordance with the modalities set forth under MAR disclosing to the public the relevant Inside Information.
However, the Company may defer the publication of inside information if it can guarantee the confidentiality of the information. Such deferral is only possible if the publication thereof could damage the Company’s legitimate interests and if the deferral does not risk misleading the market. If the Company makes use of this deferral right, it needs to inform the CONSOB thereof as soon as that information is made public. Upon request of the CONSOB, a written explanation needs to be provided setting out why a delay of the publication was considered permitted. The Company is required to post and maintain on its website all inside information for a period of at least five years.
Insiders Lists
Pursuant to Article 18 of MAR, CNH Industrial as well as persons acting on its behalf or for its account, shall draw up in accordance with a precise electronic format and keep regularly updated, a list of persons who, in the exercise of their employment, profession or duties, have access to Inside Information. CNH Industrial shall transmit the Insider list to the relevant competent authority, upon its request.

Exhibit 2.4
DEBT SECURITIES

Series	Registration Statement	Date of Prospectus	Issuer/Date of Issuance
3.850% Notes due 2027	333-206891	September 11, 2015	CNH Industrial N.V/ November 9, 2017

The following description of the notes are summaries and do not purport to be complete and are qualified in their entirety by the full terms of the applicable notes.
The prospectus supplement sections below describe the specific financial and legal terms of the respective notes, and supplements the more general descriptions under “Description of Debt Securities” in the applicable prospectus of the 3.850% notes due 2027. To the extent that the prospectus supplement description is inconsistent with the terms described under “Description of Debt Securities” in the applicable prospectus, the description in the prospectus supplement supersedes that in the applicable prospectus.
Please note that references to “Holders” or “holders” mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.
Certain defined terms used in this section have the meanings set forth below under “—Certain Definitions.” For purposes of this section, references to “the Company,” “we,” “our” and “us” refer only to CNH Industrial N.V. and not its subsidiaries.
Description of Notes
General
We offered $500,000,000 of 3.850% Notes due 2027 (the “notes”), under the Indenture, and, as such, each series of notes vote and act, and may be redeemed, separately. The notes are governed by New York law.
Principal, Maturity and Interest
The 3.850% notes (the “notes”) will mature on November 15, 2027. Interest on the notes will accrue at the rate of 3.850% per annum. Interest on the notes will be payable semiannually in arrears in cash on each May 15 and November 15, commencing on May 15, 2018, to the persons who are registered Holders at the close of business on the May 1 and November 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from and including the most recent date to which interest has been paid or, if no interest has yet been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.
Each note will have a minimum denomination of $2,000 and will be offered only in integral multiples of $1,000 in excess thereof.
The notes will not be entitled to the benefit of any mandatory sinking fund.
Ranking
The notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any existing or future indebtedness of the Company which is by its terms subordinated in right of payment to the notes. The notes will rank pari passu in right of payment with respect to all of the Company’s existing and future unsubordinated indebtedness, subject to mandatorily preferred obligations under applicable laws.
The Company is primarily a holding company and most of the operations of CNH Industrial are conducted through its subsidiaries. Therefore, payments of interest and principal on the notes may depend on the ability of the Company’s operating subsidiaries to distribute cash or other property to the Company. The notes are not guaranteed by any of the Company’s subsidiaries and, therefore, effectively rank junior to the liabilities of its current and future subsidiaries to the extent of the assets of such subsidiaries. The Indenture does not limit the amount of debt

Exhibit 2.4
securities the Company or its subsidiaries may issue and does not restrict the Company’s ability, or the ability of its subsidiaries, to incur additional indebtedness (including, in certain cases, secured debt). Such additional indebtedness will effectively rank senior to the notes to the extent of the value of the assets of such subsidiaries or the assets securing such indebtedness.
Paying Agent and Security Registrar
The Company initially appoints U.S. Bank National Association (the “Trustee”), as the paying agent and the security registrar in connection with the notes. The Company may change the paying agent or the security registrar without prior notice to any holder of the notes.
The Company will maintain an office or agency in the United States, where the notes may be presented or surrendered for payment, where the notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the notes and the Indenture may be served.
Global Clearance and Settlement Procedures
The notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “global notes”). The global notes will be deposited upon issuance with, or on behalf of, The Depository Trust Company (“DTC”) with a custodian, and registered in the name of DTC or its nominee, Cede & Co., in each case, for credit to an account of a direct or indirect participant in DTC. Except under circumstances described in “Legal Ownership and Book-Entry Issuance” in the prospectus, the notes will not be issuable in definitive form.
Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Except as set forth in “Legal Ownership and Book-Entry Issuance” in the prospectus, global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Redemption
Make-Whole Redemption
The Company may redeem the notes, at its option, in whole at any time or in part from time to time prior to August 15, 2027 (the date that is 90 days prior to the maturity of the notes) (the “Par Call Date”), upon notice as described at a redemption price equal to the greater of (i) 101% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal, premium and interest (excluding accrued but unpaid interest to the redemption date) on the notes to be redeemed to the Par Call Date (as if the notes matured on the Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Applicable Treasury Rate plus 25 basis points, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date.
Par Call
The Company may redeem the notes, at its option, in whole at any time or in part from time to time on or after the Par Call Date, upon notice at a redemption price equal to the principal amount of the notes to be redeemed, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date.
Selection and Notice
In the event that less than all of the notes are to be redeemed at any time, subject to applicable procedures of DTC with respect to global notes, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the

Exhibit 2.4
Trustee shall deem fair and appropriate; provided that no notes of a principal amount of $1,000 or less shall be redeemed in part.
Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address or otherwise delivered to each Holder in accordance with the applicable procedures of DTC. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note.
On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
Open Market Purchases
The Company may acquire any of the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. Such notes may be held, resold or, at the Company’s option, surrendered to the Trustee for cancellation.
Repurchase at the Option of Holders Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to, but excluding, the date of purchase (the “Change of Control Payment”).
Within 30 days following the date upon which the Change of Control Triggering Event occurs, the Company must send, by first-class mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to each Holder of the notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). Holders electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender such notes with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
On the Change of Control Payment Date, the Company will, to the extent lawful:
(a)accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
(b)deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
(c)deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.
Subject to applicable procedures of DTC with respect to global securities, the paying agent will as promptly as practicable mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the Company and the Trustee will as promptly as practicable execute and authenticate and mail (or cause to be transferred by book entry) to each Holder a new note in a principal amount equal to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Exhibit 2.4
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the applicable provisions of the Indenture by virtue thereof.
The Change of Control purchase feature of the notes may in certain circumstances make it more difficult to accomplish or discourage a sale or takeover of the Company. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. The Indenture does not restrict the Company’s ability, or the ability of its subsidiaries, to incur additional indebtedness (including, in certain cases, secured debt).
The ability of the Company to pay cash to the Holders of the notes following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. The Company cannot assure you that it will have sufficient funds available when necessary to make any required repurchases, and the terms of the Company’s other financing arrangements may require repurchase or repayment of amounts outstanding in the event of a Change of Control, which could also limit the Company’s ability to fund the repurchase of the notes. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company may seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.
The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.
The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes then outstanding.
Negative Pledge
So long as any of the notes remains outstanding, the Company will not create any mortgage, charge, pledge, lien, encumbrance or other security interest (“Lien”) (other than a Permitted Lien) upon its assets to secure any Quoted Indebtedness or any Qualifying Guarantee of such Quoted Indebtedness, unless in any such case the Company grants, for the benefit of holders of the notes, a security interest in such assets that is equal and ratable to the security interests in favor of the holders of the Quoted Indebtedness (or, in the case of a Lien securing Quoted Indebtedness that is expressly subordinated or junior to the notes, secured by a Lien that is senior in priority to such Lien).
Payment of Additional Amounts
All payments in respect of the notes by or on behalf of the Company shall be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature, including penalties and interest and other similar liabilities related thereto (collectively, “Taxes”) imposed, withheld or levied by or on behalf of the Relevant Tax Jurisdiction, unless such withholding or deduction is required by the law of any Relevant Tax Jurisdiction.
Where the withholding or deduction of Taxes is required by the law of any Relevant Tax Jurisdiction, the Company will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as shall be necessary in order that the net amounts payable by the Company after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) shall equal the respective amounts which would otherwise have been payable in respect of the notes in the absence of such withholding or deduction. The Company’s obligation to pay Additional Amounts shall not apply:

Exhibit 2.4
(1) to any Taxes that are only payable because a present or former type of connection exists or existed between the holder or beneficial owner of notes and a Relevant Tax Jurisdiction other than a connection related solely to purchase, ownership or holding of such notes or the receipt of any payment or the exercise or enforcement of any rights under such notes or the Indenture;
(2)to any holder that is not the sole beneficial owner of notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner of notes, a beneficiary or settlor with respect to such fiduciary, or a member of such partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member directly held such notes;
(3)to any Taxes giving rise to such Additional Amounts that would not have been imposed or withheld but for the failure of a holder or beneficial owner of notes to accurately comply with a request, made to such holder or beneficial owner from the Company or any paying agent, to provide information concerning the nationality, residence or identity of such holder or beneficial owner of the notes to satisfy certification, identification or information reporting requirements required or imposed by a statute, treaty, regulation or administrative practice of a Relevant Tax Jurisdiction as a precondition to exemption from, or reduction in, the imposition or withholding of such Taxes, but in each case only to the extent such holder or beneficial owner is legally eligible to provide such information with respect to such requirements;
(4)to any Taxes that are imposed other than by withholding or deduction by the Company or a paying agent from payments under, or with respect to, the notes;
(5)to any notes presented for payment more than 30 days after the day on which the payment becomes due or is duly provided for, whichever occurs later, except to the extent that the holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such 30-day period assuming that day to have been a Business Day;
(6)to any Taxes that are imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;
(7)to any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Taxes;
(8)to any Taxes any paying agent (which term may include the Company) must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent engaged by the Company to make such payment; or
(9)in the case of any combination of the above items.
In addition, any amounts to be paid on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, as of the Issue Date (or any amended or successor version of such Sections of the Code that is substantively comparable and not material more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.
The Company will make all withholdings and deductions of Taxes required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Company will furnish to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or if, notwithstanding the Company’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee). Upon reasonable request, copies of Tax receipts or other evidence of payments, as the case may be, will be made available by the Trustee to the holders or beneficial owners of the notes.
Whenever in the Indenture or in this “Description of Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under,

Exhibit 2.4
or with respect to, any of the notes, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The foregoing obligations described in this “—Payment of Additional Amounts” will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Company is incorporated, organized or otherwise considered to be a resident for Tax purposes and any political subdivision or Tax authority or agency thereof or therein.
The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon a Tax Event,” the Company does not have to make any payment with respect to any Taxes imposed by any governmental authority or political subdivision having the power to tax.
Redemption Upon a Tax Event
If (a) the Company becomes or will become obligated to pay Additional Amounts with respect to any notes (as described under the heading “—Payment of Additional Amounts” above) as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Tax Jurisdiction, or any change in the application or official interpretation of the laws, regulations or rulings of a Relevant Tax Jurisdiction, which change or amendment becomes effective on or after the Issue Date, and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it, the Company may at its option, upon at least 30 days’ notice to the holders of the notes (which notice shall be irrevocable), redeem all, but not a portion of, of the notes at any time at their principal amount together with interest accrued to, but excluding, the date of redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the notes then due.
Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (i) a certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an opinion of counsel to the Company of recognized standing qualified under the laws of the Relevant Tax Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld) to the effect that the Company has or will become obliged to pay such Additional Amounts as a result of such change or amendment.
Mergers and Similar Transactions
The Company will generally be permitted to merge or consolidate with another entity. The Company will also be permitted to convey, transfer or lease all or substantially all of its assets to another entity. However, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:
(A)(i) the Company shall be the surviving or continuing corporation or (ii) the Person formed by such consolidation or with or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and validly existing under the laws of any OECD Country, the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on the notes and the performance or observance of every covenant of the Indenture in respect of the notes;
(B)immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a subsidiary of the Company as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no default or event of default in respect of the notes shall have occurred and be continuing; and
(C)the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required

Exhibit 2.4
in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
For purposes of the foregoing, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more subsidiaries, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; provided that the foregoing provisions of this section “—Mergers and Similar Transactions” will not apply to a conveyance, transfer or lease of properties or assets of one or more subsidiaries of the Company exclusively to the Company and/or one or more wholly-owned subsidiaries of the Company.
Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and in the event of any such conveyance, transfer or lease, the Company (which term shall for this purpose mean the Person named as the Company or any successor entity which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under the Indenture and in respect of the notes, and may be dissolved and liquidated.
If the conditions described above are satisfied, the Company will not need to obtain the approval of the holders of the notes in order to merge or consolidate or to convey, transfer or lease its assets. Furthermore, these conditions will not apply to a number of other types of transactions, including those in which the Company acquires the stock or assets of another entity, those that involve a change of control in which the Company does not merge or consolidate and those in which the Company does not convey, transfer or lease all or substantially all of its properties and assets. These other transactions may impact the Company’s credit ratings, reduce its operating results or impair its financial condition even though holders of the notes have no approval right with respect to any of these transactions.
Legal Defeasance and Covenant Defeasance
The provisions in the Indenture relating to legal defeasance and covenant defeasance shall apply to the notes. See “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the prospectus for more information.
Events of Default
Each of the following is an “Event of Default” with respect to the notes:
(1)the failure to pay interest on any notes when the same becomes due and payable and such default continues for a period of 30 days;
(2)the failure to pay the principal of any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise and such default continues for a period of 14 days;
(3)a default in the observance or performance of any other covenant or agreement contained in the Indenture in respect of the notes which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the covenant described under “—Mergers and Similar Transactions,” which will constitute an Event of Default in respect of the notes upon such notice but without such passage of time requirement);
(4)a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Material Subsidiary (including any Indebtedness of any Material Subsidiary (but not any other Subsidiary) the payment of which is guaranteed by the Company or any other Material Subsidiary), which default (A) is caused by a failure to pay the principal of any such Indebtedness (including, without limitation, a such failure under any called but unpaid guarantee issued or given by the Company or any such Material Subsidiary in respect of any such

Exhibit 2.4
Indebtedness), whether in the case of a repayment at maturity, a mandatory prepayment or otherwise, in each case after any applicable grace period provided in such Indebtedness or guarantee on the date of such failure (each such failure being a “payment default”), which payment default has not been validly waived in accordance with the terms of such Indebtedness or guarantee and applicable law, or (B) results in the acceleration of such Indebtedness prior to its express maturity, and such acceleration has not been validly waived in accordance with the terms of such Indebtedness and applicable law; and, in each case of (A) or (B), the total principal amount of such Indebtedness unpaid or accelerated exceeds US$300,000,000 (or the equivalent thereof in any other currency or currencies as of such time of determination); provided that, in each case of (A) or (B), it will be deemed not to be an Event of Default if such Indebtedness is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 30 Business Days after such failure to pay or such acceleration; and
(5)certain bankruptcy, insolvency or similar events as set forth in the Indenture with respect to the Company.
You will have special rights if an Event of Default with respect to the notes occurs and is continuing, as provided in the Indenture. See “Description of Debt Securities—Default, Remedies and Waiver of Default” in the prospectus for more information.
Listing
The notes are listed on the New York Stock Exchange
Governing Law; Waiver of Trial by Jury; Consent to Jurisdiction
The Indenture provides that it is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed within the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor statute). The Indenture provides that each of the Company and the Trustee, and each Holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, relating to, or based on the Indenture, the notes or any transaction contemplated thereby.
The Indenture also provides that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York, and each party to the Indenture irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.
Trustee
U.S. Bank National Association is the Trustee under the Indenture. The Trustee’s address is U.S. Bank National Association, 190 S LaSalle Street, Chicago, IL 60603.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in this Description of the Notes. Reference is made to the Indenture and the officers’ certificate establishing the terms of the notes for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
“Applicable Treasury Rate,” for any Make-Whole Redemption Date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to the Par Call Date (as if the notes matured on the Par Call Date); provided, however, that if the period from the Make-Whole Redemption Date to the Par Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States

Exhibit 2.4
Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to the Par Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company shall determine the Applicable Treasury Rate and the Trustee shall have no responsibility to determine or verify the same.
“Business Day”, when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to close.
“Change of Control” means the occurrence of an event described in clause (A) or (B) below after the Issue Date:
(A)the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner, directly or indirectly, of more than 50 percent of the Voting Stock of the Company measured by voting power rather than number of shares; or
(B)the stockholders of the Company approve any plan of liquidation or dissolution of the Company, other than in connection with a merger, consolidation or other form of combination (while the Company is solvent) with another company where such company assumes all obligations of the Company under the notes and where such merger, consolidation or other combination does not have the effect of or result in an event described in clause (A) above.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.
“CNH Industrial” means the Company and its direct and indirect subsidiaries consolidated by the Company in accordance with U.S. GAAP.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.
“Financial Services Subsidiary” means a subsidiary of the Company:
(A)which carries on no material business other than the offer and sale of financial services products to customers of CNH Industrial (and other related support activities incidental to the offer and sale of such financial services products including, without limitation, input financing and the purchase and sale of equipment in connection with equipmentalley.com and rental business activities) in any of the following areas:
(1)retail financing for the purchase, contract hire or lease of new or used equipment manufactured by the Company or any of its Subsidiaries or any other manufacturer whose products are from time to time sold through the dealer network of CNH Industrial;
(2)other retail and wholesale financing programs reasonably related thereto, including, without limitation, financing provided to the dealer network of CNH Industrial;
(3)insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products; and
(4)licensed financial services activities; or
(B)a holding company of a Financial Services Subsidiary which carries on no material business or activity other than holding shares in that Financial Services Subsidiary and/or activities described in clause (A) above.
“Hedging Transaction” means any transaction to hedge interest rate, currency, commodity and/or equity risks and exposures, including a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit

Exhibit 2.4
default option, total return option, credit spread transaction, repurchase transaction, reverse repurchase transaction, security lending transaction, buy/sell-back transaction, agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions or any transactions similar to the transactions described above.
“Holder” or “holder” means any registered holder, from time to time, of any notes.
“Indebtedness” means any indebtedness (whether principal, premium or interest) for or in respect of (A) any notes, bonds, debenture stock, loan stock or other securities, (B) any Loan Financing, or (C) any liability under or in respect of any banker’s acceptance or banker’s acceptance credit; provided that (x) Intercompany Indebtedness and (y) Indebtedness that qualifies as Non-recourse Securitization Debt shall, in each case, not be deemed to be Indebtedness for purposes of the Negative Pledge or any other purpose of this Description of the Notes.
“Industrial Subsidiary” means each subsidiary of the Company other than a Financial Services Subsidiary.
“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB—(or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.
“Issue Date” means November 14, 2017, the date of initial issuance of the notes.
“Intercompany Indebtedness” means Indebtedness of (A) the Company to a Subsidiary; (B) a Subsidiary to the Company; or (C) a Subsidiary to any other Subsidiary.
“Loan Financing” means any money borrowed from (A) a bank, financial institution, hedge fund, pension fund, or insurance company or (B) any other entity having as its principal business the lending of money and/or investing in loans, in each case other than public or quasi-public entities or international organizations with a public or quasi- public character.
“Make-Whole Redemption Date,” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.
“Material Subsidiary” means, at any time of determination, (A) any Subsidiary that constitutes a “significant subsidiary” at such time, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (as in effect on the Issue Date); (B) any Treasury Subsidiary or (C) any Subsidiary under the direct or indirect Control of the Company that directly or indirectly Controls a Subsidiary that meets the requirements of the preceding clauses (A) or (B); provided that if any Subsidiary Controls such a Subsidiary only pursuant to the aggregate ownership test specified in the proviso to clause (1) of the definition of “Control,” “Controls” or “Controlled” below, then, and only then, the Company shall have the right to designate which such Subsidiaries shall be deemed to so Control such a Subsidiary; provided that, in each case, such designated Subsidiaries Control in the aggregate more than 50 percent of the relevant Subsidiary’s Voting Stock. For purposes of this definition of “Material Subsidiary,” (i) the term “Control,” “Controls” or “Controlled” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50 percent of the Voting Stock of a Person measured by voting power rather than number of shares; provided that to the extent that no single entity directly owns more than 50 percent of the Voting Stock of a Person, entities with aggregate direct or indirect ownership of more than 50 percent of the Voting Stock of a Person will be deemed to Control such Person or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of a Person and (ii) no Financial Services Subsidiary shall be considered or deemed to be a Material Subsidiary. Notwithstanding the foregoing, a Subsidiary shall be considered or deemed to be a Material Subsidiary only to the extent that such Subsidiary is located or domiciled in an OECD Country.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Non-recourse Securitization” means any securitization, asset backed financing or transaction having similar effect under which an entity (or entities in related transactions) on commercially reasonable terms:
(A)acquires receivables for principally cash consideration or uses existing receivables; and
(B)issues any notes, bonds, commercial paper, loans or other securities (whether or not listed on a stock exchange) to fund the purchase of or otherwise backed by those receivables and/or any shares or other

Exhibit 2.4
interests referred to in clause (C)(2) under “—Permitted Liens” below and the payment obligations in respect of such notes, bonds, commercial paper, loans or other securities:
(1)are secured on those receivables; and
(2)are not guaranteed by the Company or any of its Subsidiaries (other than as a result of any Lien which is granted by the Company or any of its Subsidiaries as permitted by clause (C)(2) under “—Permitted Liens” below or as to the extent of any Standard Securitization Undertakings).
“Non-recourse Securitization Debt” means any Indebtedness incurred by a Securitization Entity pursuant to a securitization of receivables where the recourse in respect of that Indebtedness to the Company is limited to:
(A)those receivables and/or related insurance and/or any Standard Securitization Undertakings; and
(B)if those receivables comprise all or substantially all of the business or assets of such Securitization Entity, the shares or other interests of the Company or any of its Subsidiaries in such Securitization Entity;
provided that any Indebtedness not qualifying as Non-recourse Securitization Debt solely because the extent of recourse to the Company or any of its Subsidiaries with respect to such Indebtedness is greater than that provided in clauses (A) and (B) above shall only not qualify as Non-recourse Securitization Debt with respect to the extent of such additional recourse.
“OECD Country” means a country that is a member of the Organization for Economic Cooperation and Development or any successor organization (or, to the extent that the Organization for Economic Cooperation and Development or a successor organization no longer exists, at the time the relevant organization ceased to exist).
“Permitted Holder” means (i) Exor N.V. and any other person under the control of Giovanni Agnelli B.V. and their successors, (ii) each of the owners and beneficial holders of interests in Giovanni Agnelli B.V. (at the Issue Date and each of their spouses, heirs, legatees, descendants and blood relatives to the third degree), or (iii) Giovanni Agnelli B.V. Any person or group whose acquisition of assets or beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “—Repurchase at the Option of Holders Upon a Change of Control Triggering Event” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by holders) will thereafter constitute an additional Permitted Holder.
“Permitted Liens” means:
(A)Liens existing on the Issue Date; or
(B)Liens arising by operation of law, by contract having an equivalent effect, from rights of set-off arising in the ordinary course of business between the Company and any of its suppliers or customers, or from rights of set-off or netting arising by operation of law (or by contract having similar effect) by virtue of the provision to the Company of clearing bank facilities or overdraft facilities; or
(C)any Lien over:
(1)the receivables of a Securitization Entity (and any bank account to which such proceeds are deposited) which are subject to a Non-recourse Securitization as security for Non-recourse Securitization Debt raised by such Securitization Entity in respect of such receivables; and/or
(2)the shares or other interests owned by the Company or any of its Subsidiaries in any Securitization Entity as security for Non-recourse Securitization Debt raised by such Securitization Entity; provided that the receivables or revenues which are the subject of the relevant Non-recourse Securitization comprise all or substantially all of the business of such Securitization Entity; or
(D)any Liens on assets acquired by the Company or any of its Subsidiaries after the Issue Date; provided that (i) such Lien was existing or agreed to be created at or before the time the relevant asset was acquired by the Company or any of its Subsidiaries, (ii) such Lien was not created in contemplation of such acquisition, and (iii) the principal amount then secured does not exceed the principal amount of the committed

Exhibit 2.4
financing then secured (whether or not drawn), with respect to such assets at the time the relevant asset was acquired by the Company or any of its Subsidiaries; or
(E)any Lien created to secure all or any part of the purchase price, or to secure Quoted Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company after the Issue Date; provided that (i) any such Lien shall extend solely to the item or items of property (or improvement thereon) so acquired or constructed and (ii) the principal amount of Quoted Indebtedness secured by any such Lien shall at no time exceed an amount equal to the fair market value of such property (or any improvement thereon) at the time of such acquisition or construction; or
(F)any Lien securing Quoted Indebtedness incurred to refinance other indebtedness itself secured by a Lien included in clauses (A), (B), (D) or (E) above, but only if the principal amount of the Quoted Indebtedness is not increased and only the same assets are secured as were secured by the prior Lien; or
(G)any Lien provided in favor of any bank or governmental (central or local), intergovernmental or supranational body, agency, department or other authority securing any Quoted Indebtedness of the Company under a loan scheme operated by (or on behalf of) Banco Nacional de Desenvolvimento Economico e Social, Finame, Banco de Minas Gerais, any agency or instrumentality of the United States, an OECD Country, Argentina, Brazil, China, India, South Africa or any supranational entity (such as the European Bank for Reconstruction and Development or the International Finance Corporation) where the provision of such Lien is required for the relevant loan; or
(H)(1) any Lien created on the shares of capital stock of any of the Company’s subsidiaries, and (2) any Lien created on the assets of any of the Company’s subsidiaries of the type described in (E) above other than shares of capital stock of any of the Company’s subsidiaries; or
(I)any Lien in favor of the Company or any of its Subsidiaries; or
(J) any Lien in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute; or
(K)any Lien incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended; or
(L)any Lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business; or
(M)any Lien under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or any Lien imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company with respect to which the Company at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or any Lien for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the good faith opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company; or

Exhibit 2.4
(N)any Lien relating to collateral provided to any counterparty of the Company in connection with any Hedging Transaction; or
(O)any extension, renewal, refunding or replacement of the foregoing.
“Person” means any individual, firm, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Qualifying Guarantee” means a direct or indirectly guarantee in respect of any Indebtedness or a direct or indirect indemnity against the consequences of a default in the payment of any Indebtedness, other than, in each case, by endorsement of negotiable instruments, letters of credit or reimbursement agreements in the ordinary course of business.
“Quoted Indebtedness” means any Indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities and which at the time of issue is, or is of the type ordinarily quoted, listed or dealt in on any stock exchange or over-the-counter market or other securities market (whether or not initially distributed by means of a private placement).
“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).
“Rating Date” means the date which is 60 days prior to the date of the public notice by the Company or another person seeking to effect a Change of Control of an arrangement that, as determined in good faith by the Company, is expected to result in a Change of Control.
“Rating Decline” means the occurrence on any date within the 60-day period following the occurrence of the event specified in clauses (A) or (B) of the definition of a “Change of Control” (which period shall be extended so long as during such period any rating of the notes is under publicly announced consideration for possible downgrade by a Rating Agency; provided that such extension shall not be for more than 30 days) of: (i) in the event the notes are rated by any Rating Agency on the Rating Date below Investment Grade, the rating of the notes by such Rating Agency within such period being at least one rating category below the rating of the notes by such Rating Agency on the Rating Date, (ii) in the event the notes are rated by any Rating Agency on the Rating Date as Investment Grade, the rating of the notes within such period by such Rating Agency being (1) at least two rating categories below the rating of the notes by such Rating Agency on the Rating Date or (2) below Investment Grade or (iii) the notes not being rated by any Rating Agency. In determining how many rating categories the rating of the notes has decreased, gradation will be taken in account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB to BB-, will constitute a decrease of one rating category).
“Relevant Tax Jurisdiction” means The Netherlands, the United Kingdom, any jurisdiction in which the Company is resident for tax purposes, or any jurisdiction in which the paying agent is incorporated, organized or otherwise resident for tax purposes and, in each case, any political subdivision or any authority thereof or therein having power to tax (and includes, in the event of a merger or consolidation of the Company, any jurisdiction in which the Company or its successor is then incorporated, organized or otherwise resident for Tax purposes, and any political subdivision or any authority thereof or therein having power to tax).
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.
“SEC” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.

Exhibit 2.4
“Securitization Entity” means any special-purpose vehicle created for the sole purpose of carrying out, or otherwise used solely for the purpose of carrying out, a Non-recourse Securitization or any other Industrial Subsidiary which is effecting Non-recourse Securitizations.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Subsidiaries from time to time which are customary in relation to Non-recourse Securitizations, including any performance undertakings with respect to servicing obligations or undertakings with respect to breaches of representations or warranties.
“Subsidiary” means any of the Company’s direct or indirect subsidiaries consolidated by the Company in accordance with U.S. GAAP.
“Treasury Subsidiary” means (A) CNH Industrial Finance Europe S.A. and (B) any other Subsidiary of the Company the primary purpose of which is borrowing funds, issuing securities or incurring Indebtedness. For the avoidance of doubt, “Treasury Subsidiary” does not, and shall not be deemed to, include any Financial Services Subsidiary.
“U.S. GAAP” means accounting principles generally accepted in the United States of America.
“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Series	Registration Statement	Date of Prospectus	Issuer/Date of Issuance
4.50% Notes due 2023	333-206891	September 11, 2015	CNH Industrial N.V/ August 4, 2016
The following description of the notes are summaries and do not purport to be complete and are qualified in their entirety by the full terms of the applicable notes.
The prospectus supplement sections below describe the specific financial and legal terms of the 4.50% notes due 2023, and supplements the more general descriptions under “Description of Debt Securities” in the applicable prospectus for the notes. To the extent that the prospectus supplement description is inconsistent with the terms described under “Description of Debt Securities” in the prospectus, the description in the prospectus supplement supersedes that in the applicable prospectus.
Please note that references to “Holders” or “holders” mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.
Certain defined terms used in this section have the meanings set forth below under “—Certain Definitions.” For purposes of this section, references to “the Company,” “we,” “our” and “us” refer only to CNH Industrial N.V. and not its subsidiaries.
Description of Notes
General
We offered $600,000,000 of 4.50% Notes due 2023 (the “notes”), under the Indenture, and, as such, each series of notes vote and act, and may be redeemed, separately. The notes are governed by New York law.
Principal, Maturity and Interest
The notes will mature on August 15, 2023. Interest on the notes will accrue at the rate of 4.50% per annum. Interest on the notes will be payable semiannually in arrears in cash on each February 15 and August 15, commencing on February 15, 2017, to the persons who are registered Holders at the close of business on the February 1 and August 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from and including

Exhibit 2.4
the most recent date to which interest has been paid or, if no interest has yet been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.
Each note will have a minimum denomination of $2,000 and will be offered only in integral multiples of $1,000 in excess thereof.
The notes will not be entitled to the benefit of any mandatory sinking fund.
Ranking
The notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any existing or future indebtedness of the Company which is by its terms subordinated in right of payment to the notes. The notes will rank pari passu in right of payment with respect to all of the Company’s existing and future unsubordinated indebtedness, subject to mandatorily preferred obligations under applicable laws.
The Company is primarily a holding company and most of the operations of CNH Industrial are conducted through its subsidiaries. Therefore, payments of interest and principal on the notes may depend on the ability of the Company’s operating subsidiaries to distribute cash or other property to the Company. The notes are not guaranteed by any of the Company’s subsidiaries and, therefore, effectively rank junior to the liabilities of its current and future subsidiaries to the extent of the assets of such subsidiaries. The Indenture does not limit the amount of debt securities the Company or its subsidiaries may issue and does not restrict the Company’s ability, or the ability of its subsidiaries, to incur additional indebtedness (including, in certain cases, secured debt). Such additional indebtedness will effectively rank senior to the notes to the extent of the value of the assets of such subsidiaries or the assets securing such indebtedness.
Paying Agent and Security Registrar
The Company initially appoints the U.S. Bank National Association, the Trustee as the paying agent and the security registrar in connection with the notes. The Company may change the paying agent or the security registrar without prior notice to any holder of the notes.
The Company will maintain an office or agency in the United States, where the notes may be presented or surrendered for payment, where the notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the notes and the Indenture may be served.
Global Clearance and Settlement Procedures
The notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “global notes”). The global notes will be deposited upon issuance with, or on behalf of, The Depository Trust Company (“DTC”) with a custodian, and registered in the name of DTC or its nominee, Cede & Co., in each case, for credit to an account of a direct or indirect participant in DTC. Except under circumstances described in “Legal Ownership and Book-Entry Issuance” in the prospectus, the notes will not be issuable in definitive form.
Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Except as set forth in “Legal Ownership and Book-Entry Issuance” in the prospectus, global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Exhibit 2.4
Redemption
Make-Whole Redemption
The Company may redeem the notes, at its option, in whole at any time or in part from time to time, upon notice as described under “—Selection and Notice,” at a redemption price equal to the greater of (i) 101% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal, premium and interest (excluding accrued but unpaid interest to the redemption date) on the notes to be redeemed to the maturity date thereof, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Applicable Treasury Rate plus 50 basis points, plus in each case unpaid interest, if any, accrued to, but excluding, such redemption date.
Selection and Notice
In the event that less than all of the notes are to be redeemed at any time, subject to applicable procedures of DTC with respect to global notes, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no notes of a principal amount of $1,000 or less shall be redeemed in part.
Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address or otherwise delivered to each Holder in accordance with the applicable procedures of DTC. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note.
On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
Open Market Purchases
The Company may acquire any of the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture. Such notes may be held, resold or, at the Company’s option, surrendered to the Trustee for cancellation.
Repurchase at the Option of Holders Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to, but excluding, the date of purchase (the “Change of Control Payment”).
Within 30 days following the date upon which the Change of Control Triggering Event occurs, the Company must send, by first-class mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to each Holder of the notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). Holders electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender such notes with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

Exhibit 2.4
On the Change of Control Payment Date, the Company will, to the extent lawful:
•accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
•deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
•deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.
Subject to applicable procedures of DTC with respect to global securities, the paying agent will as promptly as practicable mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the Company and the Trustee will as promptly as practicable execute and authenticate and mail (or cause to be transferred by book entry) to each Holder a new note in a principal amount equal to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the applicable provisions of the Indenture by virtue thereof.
The Change of Control purchase feature of the notes may in certain circumstances make it more difficult to accomplish or discourage a sale or takeover of the Company. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. The Indenture does not restrict the Company’s ability, or the ability of its subsidiaries, to incur additional indebtedness (including, in certain cases, secured debt).
The ability of the Company to pay cash to the Holders of the notes following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. The Company cannot assure you that it will have sufficient funds available when necessary to make any required repurchases, and the terms of the Company’s other financing arrangements may require repurchase or repayment of amounts outstanding in the event of a Change of Control, which could also limit the Company’s ability to fund the repurchase of the notes. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company may seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.
The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.
The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes then outstanding.
Negative Pledge
So long as any of the notes remains outstanding, the Company will not create any mortgage, charge, pledge, lien, encumbrance or other security interest (“Lien”) (other than a Permitted Lien) upon its assets to secure any Quoted Indebtedness or any Qualifying Guarantee of such Quoted Indebtedness, unless in any such case the Company grants, for the benefit of holders of the notes, a security interest in such assets that is equal and ratable to the security

Exhibit 2.4
interests in favor of the holders of the Quoted Indebtedness (or, in the case of a Lien securing Quoted Indebtedness that is expressly subordinated or junior to the notes, secured by a Lien that is senior in priority to such Lien).
Payment of Additional Amounts
All payments in respect of the notes by or on behalf of the Company shall be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature, including penalties and interest and other similar liabilities related thereto (collectively, “Taxes”) imposed, withheld or levied by or on behalf of the Relevant Tax Jurisdiction, unless such withholding or deduction is required by the law of any Relevant Tax Jurisdiction.
Where the withholding or deduction of Taxes is required by the law of any Relevant Tax Jurisdiction, the Company will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as shall be necessary in order that the net amounts payable by the Company after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) shall equal the respective amounts which would otherwise have been payable in respect of the notes in the absence of such withholding or deduction. The Company’s obligation to pay Additional Amounts shall not apply:
(1)to any Taxes that are only payable because a present or former type of connection exists or existed between the holder or beneficial owner of notes and a Relevant Tax Jurisdiction other than a connection related solely to purchase, ownership or holding of such notes or the receipt of any payment or the exercise or enforcement of any rights under such notes or the Indenture;
(2)to any holder that is not the sole beneficial owner of notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner of notes, a beneficiary or settlor with respect to such fiduciary, or a member of such partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member directly held such notes;
(3)to any Taxes giving rise to such Additional Amounts that would not have been imposed or withheld but for the failure of a holder or beneficial owner of notes to accurately comply with a request, made to such holder or beneficial owner from the Company or any paying agent, to provide information concerning the nationality, residence or identity of such holder or beneficial owner of the notes to satisfy certification, identification or information reporting requirements required or imposed by a statute, treaty, regulation or administrative practice of a Relevant Tax Jurisdiction as a precondition to exemption from, or reduction in, the imposition or withholding of such Taxes, but in each case only to the extent such holder or beneficial owner is legally eligible to provide such information with respect to such requirements;
(4)to any Taxes that are imposed other than by withholding or deduction by the Company or a paying agent from payments under, or with respect to, the notes;
(5)to any notes presented for payment more than 30 days after the day on which the payment becomes due or is duly provided for, whichever occurs later, except to the extent that the holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such 30-day period assuming that day to have been a Business Day;
(6)to any Taxes that are imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;
(7)to any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Taxes;
(8)to any Taxes any paying agent (which term may include the Company) must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent engaged by the Company to make such payment;
(9)in the case of any combination of the above items.

Exhibit 2.4
In addition, any amounts to be paid on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, as of the Issue Date (or any amended or successor version of such Sections of the Code that is substantively comparable and not material more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.
The Company will make all withholdings and deductions of Taxes required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Company will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Company will furnish to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Company or if, notwithstanding the Company’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee). Upon reasonable request, copies of Tax receipts or other evidence of payments, as the case may be, will be made available by the Trustee to the holders or beneficial owners of the notes.
Whenever in the Indenture or in this “Description of Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The foregoing obligations described in this “—“Payment of Additional Amounts” will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Company is incorporated, organized or otherwise considered to be a resident for Tax purposes and any political subdivision or Tax authority or agency thereof or therein.
The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon a Tax Event,” the Company does not have to make any payment with respect to any Taxes imposed by any governmental authority or political subdivision having the power to tax.
Redemption Upon a Tax Event
If (a) the Company becomes or will become obligated to pay Additional Amounts with respect to any notes (as described under the heading “—Payment of Additional Amounts” above) as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Tax Jurisdiction, or any change in the application or official interpretation of the laws, regulations or rulings of a Relevant Tax Jurisdiction, which change or amendment becomes effective on or after the Issue Date, and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it, the Company may at its option, upon at least 30 days’ notice to the holders of the notes (which notice shall be irrevocable), redeem all, but not a portion of, of the notes at any time at their principal amount together with interest accrued to, but excluding, the date of redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the notes then due.
Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (i) a certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an opinion of counsel to the Company of recognized standing qualified under the laws of the Relevant Tax Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld) to the effect that the Company has or will become obliged to pay such Additional Amounts as a result of such change or amendment.
Mergers and Similar Transactions
The Company will generally be permitted to merge or consolidate with another entity. The Company will also be permitted to convey, transfer or lease all or substantially all of its assets to another entity. However, the Company

Exhibit 2.4
shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company, unless:
A.the Company shall be the surviving or continuing corporation or (ii) the Person formed by such consolidation or with or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and validly existing under the laws of any OECD Country, the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of and any premium and interest on the notes and the performance or observance of every covenant of the Indenture in respect of the notes;
B.immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a subsidiary of the Company as a result of such transaction as having been incurred by the Company or such subsidiary at the time of such transaction, no default or event of default in respect of the notes shall have occurred and be continuing; and
C.the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
For purposes of the foregoing, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more subsidiaries, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; provided that the foregoing provisions of this section “—Mergers and Similar Transactions” will not apply to a conveyance, transfer or lease of properties or assets of one or more subsidiaries of the Company exclusively to the Company and/or one or more wholly-owned subsidiaries of the Company.
Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture, and in the event of any such conveyance, transfer or lease, the Company (which term shall for this purpose mean the Person named as the Company or any successor entity which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under the Indenture and in respect of the notes, and may be dissolved and liquidated.
If the conditions described above are satisfied, the Company will not need to obtain the approval of the holders of the notes in order to merge or consolidate or to convey, transfer or lease its assets. Furthermore, these conditions will not apply to a number of other types of transactions, including those in which the Company acquires the stock or assets of another entity, those that involve a change of control in which the Company does not merge or consolidate and those in which the Company does not convey, transfer or lease all or substantially all of its properties and assets. These other transactions may impact the Company’s credit ratings, reduce its operating results or impair its financial condition even though holders of the notes have no approval right with respect to any of these transactions.
Legal Defeasance and Covenant Defeasance
The provisions in the Indenture relating to legal defeasance and covenant defeasance shall apply to the notes. See “Description of Debt Securities—Legal Defeasance and Covenant Defeasance” in the prospectus for more information.

Exhibit 2.4
Events of Default
Each of the following is an “Event of Default” with respect to the notes:
(1)the failure to pay interest on any notes when the same becomes due and payable and such default continues for a period of 30 days;
(2)the failure to pay the principal of any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise and such default continues for a period of 14 days;
(3)a default in the observance or performance of any other covenant or agreement contained in the Indenture in respect of the notes which default continues for a period of 60 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the covenant described under “—Mergers and Similar Transactions,” which will constitute an Event of Default in respect of the notes upon such notice but without such passage of time requirement);
(4)a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Material Subsidiary (including any Indebtedness of any Material Subsidiary (but not any other Subsidiary) the payment of which is guaranteed by the Company or any other Material Subsidiary), which default (A) is caused by a failure to pay the principal of any such Indebtedness (including, without limitation, a such failure under any called but unpaid guarantee issued or given by the Company or any such Material Subsidiary in respect of any such Indebtedness), whether in the case of a repayment at maturity, a mandatory prepayment or otherwise, in each case after any applicable grace period provided in such Indebtedness or guarantee on the date of such failure (each such failure being a “payment default”), which payment default has not been validly waived in accordance with the terms of such Indebtedness or guarantee and applicable law, or (B) results in the acceleration of such Indebtedness prior to its express maturity, and such acceleration has not been validly waived in accordance with the terms of such Indebtedness and applicable law; and, in each case of (A) or (B), the total principal amount of such Indebtedness unpaid or accelerated exceeds US$300,000,000 (or the equivalent thereof in any other currency or currencies as of such time of determination); provided that, in each case of (A) or (B), it will be deemed not to be an Event of Default if such Indebtedness is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 30 Business Days after such failure to pay or such acceleration; and
(5)certain bankruptcy, insolvency or similar events as set forth in the Indenture with respect to the Company.
You will have special rights if an Event of Default with respect to the notes occurs and is continuing, as provided in the Indenture. See “Description of Debt Securities—Default, Remedies and Waiver of Default” in the prospectus for more information.
Listing
The notes are listed on the New York Stock Exchange
Governing Law; Waiver of Trial by Jury; Consent to Jurisdiction
The Indenture provides that it is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed within the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor statute). The Indenture provides that each of the Company and the Trustee, and each Holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, relating to, or based on the Indenture, the notes or any transaction contemplated thereby.

Exhibit 2.4
The Indenture also provides that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York, and each party to the Indenture irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.
Trustee
U.S. Bank National Association is the Trustee under the Indenture. The Trustee’s address is U.S. Bank National Association, 190 S LaSalle Street, Chicago, IL 60603.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in this Description of the Notes. Reference is made to the Indenture and the officers’ certificate establishing the terms of the notes for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
“Applicable Treasury Rate,” for any Make-Whole Redemption Date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Make-Whole Redemption Date of such note (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to August 15, 2023; provided, however, that if the period from the Make-Whole Redemption Date to August 15, 2023 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to August 15, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company shall determine the Applicable Treasury Rate and the Trustee shall have no responsibility to determine or verify the same.
“Business Day”, when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to close.
“Change of Control” means the occurrence of an event described in clause (A) or (B) below after the Issue Date:
(A)the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner, directly or indirectly, of more than 50 percent of the Voting Stock of the Company measured by voting power rather than number of shares; or
(B)the stockholders of the Company approve any plan of liquidation or dissolution of the Company, other than in connection with a merger, consolidation or other form of combination (while the Company is solvent) with another company where such company assumes all obligations of the Company under the notes and where such merger, consolidation or other combination does not have the effect of or result in an event described in clause (A) above.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.
“CNH Industrial” means the Company and its direct and indirect subsidiaries consolidated by the Company in accordance with U.S. GAAP.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

Exhibit 2.4
“Financial Services Subsidiary” means a subsidiary of the Company:
(A)which carries on no material business other than the offer and sale of financial services products to customers of CNH Industrial (and other related support activities incidental to the offer and sale of such financial services products including, without limitation, input financing and the purchase and sale of equipment in connection with equipmentalley.com and rental business activities) in any of the following areas:
(1)retail financing for the purchase, contract hire or lease of new or used equipment manufactured by the Company or any of its Subsidiaries or any other manufacturer whose products are from time to time sold through the dealer network of CNH Industrial;
(2)other retail and wholesale financing programs reasonably related thereto, including, without limitation, financing provided to the dealer network of CNH Industrial;
(3)insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products; and
(4)licensed financial services activities; or
(B)a holding company of a Financial Services Subsidiary which carries on no material business or activity other than holding shares in that Financial Services Subsidiary and/or activities described in clause (A) above.
“Hedging Transaction” means any transaction to hedge interest rate, currency, commodity and/or equity risks and exposures, including a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return option, credit spread transaction, repurchase transaction, reverse repurchase transaction, security lending transaction, buy/sell-back transaction, agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions or any transactions similar to the transactions described above.
“Holder” or “holder” means any registered holder, from time to time, of any notes.
“Indebtedness” means any indebtedness (whether principal, premium or interest) for or in respect of (A) any notes, bonds, debenture stock, loan stock or other securities, (B) any Loan Financing, or (C) any liability under or in respect of any banker’s acceptance or banker’s acceptance credit; provided that (x) Intercompany Indebtedness and (y) Indebtedness that qualifies as Non-recourse Securitization Debt shall, in each case, not be deemed to be Indebtedness for purposes of the Negative Pledge or any other purpose of this Description of the Notes.
“Industrial Subsidiary” means each subsidiary of the Company other than a Financial Services Subsidiary.
“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.
“Issue Date” means August 18, 2016, the date of initial issuance of the notes.
“Intercompany Indebtedness” means Indebtedness of (A) the Company to a Subsidiary; (B) a Subsidiary to the Company; or (C) a Subsidiary to any other Subsidiary.
“Loan Financing” means any money borrowed from (A) a bank, financial institution, hedge fund, pension fund, or insurance company or (B) any other entity having as its principal business the lending of money and/or investing in loans, in each case other than public or quasi-public entities or international organizations with a public or quasi- public character.
“Make-Whole Redemption Date,” with respect to a Make-Whole Redemption, means the date such Make-Whole Redemption is effected.

Exhibit 2.4
“Material Subsidiary” means, at any time of determination, (A) any Subsidiary that constitutes a “significant subsidiary” at such time, as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (as in effect on the Issue Date); (B) any Treasury Subsidiary or (C) any Subsidiary under the direct or indirect Control of the Company that directly or indirectly Controls a Subsidiary that meets the requirements of the preceding clauses (A) or (B); provided that if any Subsidiary Controls such a Subsidiary only pursuant to the aggregate ownership test specified in the proviso to clause (1) of the definition of “Control,” “Controls” or “Controlled” below, then, and only then, the Company shall have the right to designate which such Subsidiaries shall be deemed to so Control such a Subsidiary; provided that, in each case, such designated Subsidiaries Control in the aggregate more than 50 percent of the relevant Subsidiary’s Voting Stock. For purposes of this definition of “Material Subsidiary,” (i) the term “Control,” “Controls” or “Controlled” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50 percent of the Voting Stock of a Person measured by voting power rather than number of shares; provided that to the extent that no single entity directly owns more than 50 percent of the Voting Stock of a Person, entities with aggregate direct or indirect ownership of more than 50 percent of the Voting Stock of a Person will be deemed to Control such Person or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of a Person and (ii) no Financial Services Subsidiary shall be considered or deemed to be a Material Subsidiary. Notwithstanding the foregoing, a Subsidiary shall be considered or deemed to be a Material Subsidiary only to the extent that such Subsidiary is located or domiciled in an OECD Country.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Non-recourse Securitization” means any securitization, asset backed financing or transaction having similar effect under which an entity (or entities in related transactions) on commercially reasonable terms:
(A)acquires receivables for principally cash consideration or uses existing receivables; and
(B)issues any notes, bonds, commercial paper, loans or other securities (whether or not listed on a stock exchange) to fund the purchase of or otherwise backed by those receivables and/or any shares or other interests referred to in clause (C)(2) under “—Permitted Liens” below and the payment obligations in respect of such notes, bonds, commercial paper, loans or other securities:
(1)are secured on those receivables; and
(2)are not guaranteed by the Company or any of its Subsidiaries (other than as a result of any Lien which is granted by the Company or any of its Subsidiaries as permitted by clause (C)(2) under “—Permitted Liens” below or as to the extent of any Standard Securitization Undertakings).
“Non-recourse Securitization Debt” means any Indebtedness incurred by a Securitization Entity pursuant to a securitization of receivables where the recourse in respect of that Indebtedness to the Company is limited to:
A.those receivables and/or related insurance and/or any Standard Securitization Undertakings; and
B.if those receivables comprise all or substantially all of the business or assets of such Securitization Entity, the shares or other interests of the Company or any of its Subsidiaries in such Securitization Entity;
provided that any Indebtedness not qualifying as Non-recourse Securitization Debt solely because the extent of recourse to the Company or any of its Subsidiaries with respect to such Indebtedness is greater than that provided in clauses (A) and (B) above shall only not qualify as Non-recourse Securitization Debt with respect to the extent of such additional recourse.
“OECD Country” means a country that is a member of the Organization for Economic Cooperation and Development or any successor organization (or, to the extent that the Organization for Economic Cooperation and Development or a successor organization no longer exists, at the time the relevant organization ceased to exist).
“Permitted Holder” means (i) Exor S.p.A. and any other person under the control of Giovanni Agnelli e C. S.a.p.az. and their successors, (ii) each of the owners and beneficial holders of interests in Giovanni Agnelli e C. S.a.p.az. (at the Issue Date and each of their spouses, heirs, legatees, descendants and blood relatives to the third degree), or (iii) Giovanni Agnelli e C. S.a.p.az. Any person or group whose acquisition of assets or beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of

Exhibit 2.4
the covenant described under “—Repurchase at the Option of Holders Upon a Change of Control Triggering Event” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by holders) will thereafter constitute an additional Permitted Holder.
“Permitted Liens” means:
(A)Liens existing on the Issue Date; or
(B)Liens arising by operation of law, by contract having an equivalent effect, from rights of set-off arising in the ordinary course of business between the Company and any of its suppliers or customers, or from rights of set-off or netting arising by operation of law (or by contract having similar effect) by virtue of the provision to the Company of clearing bank facilities or overdraft facilities; or
(C)any Lien over:
(a)the receivables of a Securitization Entity (and any bank account to which such proceeds are deposited) which are subject to a Non-recourse Securitization as security for Non-recourse Securitization Debt raised by such Securitization Entity in respect of such receivables; and/or
(b)the shares or other interests owned by the Company or any of its Subsidiaries in any Securitization Entity as security for Non-recourse Securitization Debt raised by such Securitization Entity; provided that the receivables or revenues which are the subject of the relevant Non-recourse Securitization comprise all or substantially all of the business of such Securitization Entity; or
(D)any Liens on assets acquired by the Company or any of its Subsidiaries after the Issue Date; provided that (i) such Lien was existing or agreed to be created at or before the time the relevant asset was acquired by the Company or any of its Subsidiaries, (ii) such Lien was not created in contemplation of such acquisition, and (iii) the principal amount then secured does not exceed the principal amount of the committed financing then secured (whether or not drawn), with respect to such assets at the time the relevant asset was acquired by the Company or any of its Subsidiaries; or
(E)any Lien created to secure all or any part of the purchase price, or to secure Quoted Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company after the Issue Date; provided that (i) any such Lien shall extend solely to the item or items of property (or improvement thereon) so acquired or constructed and (ii) the principal amount of Quoted Indebtedness secured by any such Lien shall at no time exceed an amount equal to the fair market value of such property (or any improvement thereon) at the time of such acquisition or construction; or
(F)any Lien securing Quoted Indebtedness incurred to refinance other indebtedness itself secured by a Lien included in clauses (A), (B), (D) or (E) above, but only if the principal amount of the Quoted Indebtedness is not increased and only the same assets are secured as were secured by the prior Lien; or
(G)any Lien provided in favor of any bank or governmental (central or local), intergovernmental or supranational body, agency, department or other authority securing any Quoted Indebtedness of the Company under a loan scheme operated by (or on behalf of) Banco Nacional de Desenvolvimento Economico e Social, Finame, Banco de Minas Gerais, any agency or instrumentality of the United States, an OECD Country, Argentina, Brazil, China, India, South Africa or any supranational entity (such as the European Bank for Reconstruction and Development or the International Finance Corporation) where the provision of such Lien is required for the relevant loan; or
(H)(1) any Lien created on the shares of capital stock of any of the Company’s subsidiaries, and (2) any Lien created on the assets of any of the Company’s subsidiaries of the type described in (E) above other than shares of capital stock of any of the Company’s subsidiaries; or
(I)any Lien in favor of the Company or any of its Subsidiaries; or
(J)any Lien in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute; or

Exhibit 2.4
(K)any Lien incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended; or
(L)any Lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business; or
(M)any Lien under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or any Lien imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company with respect to which the Company at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or any Lien for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the good faith opinion of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company; or
(N)any Lien relating to collateral provided to any counterparty of the Company in connection with any Hedging Transaction; or
(O)any extension, renewal, refunding or replacement of the foregoing.
“Person” means any individual, firm, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Qualifying Guarantee” means a direct or indirectly guarantee in respect of any Indebtedness or a direct or indirect indemnity against the consequences of a default in the payment of any Indebtedness, other than, in each case, by endorsement of negotiable instruments, letters of credit or reimbursement agreements in the ordinary course of business.
“Quoted Indebtedness” means any Indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities and which at the time of issue is, or is of the type ordinarily quoted, listed or dealt in on any stock exchange or over-the-counter market or other securities market (whether or not initially distributed by means of a private placement).
“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).
“Rating Date” means the date which is 60 days prior to the date of the public notice by the Company or another person seeking to effect a Change of Control of an arrangement that, as determined in good faith by the Company, is expected to result in a Change of Control.
“Rating Decline” means the occurrence on any date within the 60-day period following the occurrence of the event specified in clauses (A) or (B) of the definition of a “Change of Control” (which period shall be extended so long as during such period any rating of the notes is under publicly announced consideration for possible downgrade by a Rating Agency; provided that such extension shall not be for more than 30 days) of: (i) in the event the notes are

Exhibit 2.4
rated by any Rating Agency on the Rating Date below Investment Grade, the rating of the notes by such Rating Agency within such period being at least one rating category below the rating of the notes by such Rating Agency on the Rating Date, (ii) in the event the notes are rated by any Rating Agency on the Rating Date as Investment Grade, the rating of the notes within such period by such Rating Agency being (1) at least two rating categories below the rating of the notes by such Rating Agency on the Rating Date or (2) below Investment Grade or (iii) the notes not being rated by any Rating Agency. In determining how many rating categories the rating of the notes has decreased, gradation will be taken in account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB to BB-, will constitute a decrease of one rating category).
“Relevant Tax Jurisdiction” means The Netherlands, the United Kingdom, any jurisdiction in which the Company is resident for tax purposes, or any jurisdiction in which the paying agent is incorporated, organized or otherwise resident for tax purposes and, in each case, any political subdivision or any authority thereof or therein having power to tax (and includes, in the event of a merger or consolidation of the Company, any jurisdiction in which the Company or its successor is then incorporated, organized or otherwise resident for Tax purposes, and any political subdivision or any authority thereof or therein having power to tax).
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.
“Securitization Entity” means any special-purpose vehicle created for the sole purpose of carrying out, or otherwise used solely for the purpose of carrying out, a Non-recourse Securitization or any other Industrial Subsidiary which is effecting Non-recourse Securitizations.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Subsidiaries from time to time which are customary in relation to Non-recourse Securitizations, including any performance undertakings with respect to servicing obligations or undertakings with respect to breaches of representations or warranties.
“Subsidiary” means any of the Company’s direct or indirect subsidiaries consolidated by the Company in accordance with U.S. GAAP.
“Treasury Subsidiary” means (A) CNH Industrial Finance Europe S.A. and (B) any other Subsidiary of the Company the primary purpose of which is borrowing funds, issuing securities or incurring Indebtedness. For the avoidance of doubt, “Treasury Subsidiary” does not, and shall not be deemed to, include any Financial Services Subsidiary.
“U.S. GAAP” means accounting principles generally accepted in the United States of America.
“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.